Exhibit 10.3

AMENDMENT NO. 2

VALLEY NATIONAL BANK BENEFIT EQUALIZATION PLAN

Effective as of April 6, 1999, the Valley National Bank Benefit Equalization Plan (the "Plan") is hereby amended as follows:

1. Section 1.7 of the Plan is amended by replacing the term "Compensation Committee of the Board of Directors" with "Human Resources and Compensation Committee of the Board of Directors".